UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement	☐	Confidential, for use of the Commission only as permitted by Rule 14c-6(e)(2)

☐	Definitive Information Statement	☒	Definitive Additional Materials

Carbon Energy Corporation

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

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Carbon Energy Corporation

1700 Broadway

Suite 1170

Denver, Colorado 80290

(720) 407-7030

SUPPLEMENT TO THE INFORMATION STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO
BE HELD ON JUNE 11, 2020

The following information supplements and amends the Carbon Energy Corporation Information Statement furnished to Stockholders in connection with the Annual Meeting to be held on June 11, 2020. This supplement is being filed with the U.S. Securities and Exchange Commission.

THIS INFORMATION STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS
SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION STATEMENT.

Due to the rapidly evolving public health impact of the coronavirus (COVID-19) and the associated health risks and government-imposed restrictions on travel and gathering, the Annual Meeting to be held on June 11, 2020 will take place virtually and telephonically at 9:30 a.m., E.D.T. Stockholders may access the Annual Meeting by going to https://www.carbonenergycorp.com/presentations/ or calling (929) 436-2866, meeting ID 473 745 4827. Stockholders will not be able to attend the meeting in person.

The agenda for the Annual Meeting remains as disclosed in the Information Statement.